EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-172047, No. 333-164918, No. 333-157126, No. 333-149111, No. 333-140468, No. 333-131848, No. 333-123606, No. 333-112483 and No. 333-83014) of MICROS Systems, Inc. of our report dated August 26, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
August 26, 2011